    As filed with the Securities and Exchange Commission on November 15, 2000
                                                            Registration No. 33-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------

                       INKINE PHARMACEUTICAL COMPANY, INC.
             (Exact name of registrant as specified in its charter)
--------------------------------------------------------------------------------

             New York                                            13-3754005
---------------------------------                            ------------------
 (State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

           Sentry Parkway West
1787 Walton Road, Building 18, Suite 440
               Blue Bell, Pa                                       19422
  -------------------------------------                    ---------------------
(Address of Principal Executive Offices)                         (Zip Code)

                     1,556,773 Shares of Common Stock Issued
                   Pursuant to Written Compensation Contracts
                            (Full title of the plan)
--------------------------------------------------------------------------------

                          Leonard S. Jacob, M.D., Ph.D.
                             Chief Executive Officer
                       InKine Pharmaceutical Company, Inc.
                               Sentry Parkway West
                                1787 Walton Road
                             Building 18, Suite 440
                               Blue Bell, PA 19422
                     (Name and address of agent for service)
--------------------------------------------------------------------------------

                                 (215) 283-6850
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                            Charles C. Zall, Esquire
                                 Saul Ewing LLP
                               Centre Square West
                         1500 Market Street, 38th Floor
                           Philadelphia, Pa 19102-2186
                                 (215) 972-7777

               See next page for calculation of registration fee.

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                              Proposed
                                        Proposed Maximum       Maximum
Title of Securities to   Amount to be    Offering Price       Aggregate          Amount of Registration Fee (2)
    be Registered       Registered (1)      Per Share       Offering Price
----------------------- --------------- ------------------ ----------------- ---------------------------------------

Common Stock, Par         956,773             $1.00                                       $ 350.00
Value $0.0001 Per
Share
                                                            $1,322,773.00

Common Stock, Par         600,000             $0.61
Value $0.0001 Per
Share

====================================================================================================================


(1) Represents shares issuable upon exercise of options previously granted to Leonard S. Jacob, M.D., Ph.D. pursuant to written compensation contracts dated November 6, 1997.

(2) The registration fee with respect to these shares has been computed in accordance with paragraph (c) and (h) of Rule 457, based upon the stated exercise price of such options.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.(1)


Item 2.  Registrant Information and Employee Plan Annual Information.(1)











----------------------
(1) The documents containing the information specified in Part I (plan information and registrant information) of this registration statement will be sent or given to the beneficial owner of the options granted pursuant to the written compensation contracts (each a "Plan" and collectively referred to as the "Plans") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Each Plan grants options to purchase shares of common stock of InKine Pharmaceutical Company, Inc. ("InKine"). The Plans are written compensation contracts between InKine and Leonard S. Jacob, M.D., Ph.D. The documents containing the information specified in Part I are not required to be, and are not, filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

                  The documents listed in (a) through (d) below are incorporated by reference in this registration statement; and all documents subsequently filed by InKine pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents:

                  (a) InKine's annual report on Form 10-K for the fiscal year ended June 30, 2000;

                  (b) InKine's Current Reports on Form 8-K, dated August 11, 2000 and September 27, 2000; and

                  (c) The description of InKine's Common Stock which is contained in any Registration Statement or report of InKine filed under the Securities Exchange Act of 1934, including any amendments or reports filed for the purposes of updating such description.

Item 4.  Description of Securities.

                  Not applicable.

Item 5.  Interest of Named Experts and Counsel.

                  Not applicable.

Item 6.  Indemnification of Directors and Officers.

                  Sections 721-726 of the New York Business Corporation Law empower a corporation to indemnify any person, made, or threatened to be made, a party to an action or proceeding, other than one by or in the right of the corporation, whether civil or criminal, by reason of the fact that he or she was a director or officer of the corporation or served such corporation in any capacity. A corporation is empowered to indemnify such director or officer against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, if such director or officer acted, in good faith, for a purpose which he or she reasonably believed to be in the best interest of the corporation and, in criminal actions or proceedings, had no reasonable cause to believe that his or her conduct was unlawful.

                  InKine's Certificate of Incorporation provides that the directors of InKine shall not be liable for damages for any breach of duty as directors, except that a director shall be liable if a judgment or other final adjudication adverse to such director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, or that he personally gained a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the New York Business Corporation Law.

                  InKine's Bylaws provide that the directors and officers of InKine shall be indemnified and held harmless by InKine to the fullest extent currently authorized by the New York Business Corporation Law. These provisions indemnify these persons against all expenses, liabilities, and losses that are reasonably incurred or suffered. Further, the Bylaws provide for the advancement of expenses to persons eligible for indemnification. In addition, the Bylaws authorize InKine to maintain insurance to protect itself and any director or officer of InKine against any expense, liability, or loss, whether or not InKine would have the power to indemnify such persons against such expense, liability, or loss under the New York Business Corporation Law.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

                  The following is a list of exhibits filed as part of the Registration Statement:

         5        Opinion of Saul Ewing LLP
         23.1     Consent of KPMG LLP, independent auditors
         23.2     Consent of Saul Ewing LLP (contained in Exhibit No. 5)
         24       Power of Attorney (included on signature page of the
                  Registration Statement)

Item 9.  Undertakings.

         A.       Rule 415 Offering.

                  The undersigned registrant hereby undertakes:

                  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           i. To include any propectus required by section
10(a)(3) of the Securities Act of 1933 ("Securities Act"), unless the information required to be included in such post-effective amendment is contained in a periodic report required to be filed by the registrant or plan pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") that is incorporated herein by reference;

                           ii. To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report required to be filed by the registrant or plan pursuant to Section 13 or 15(d) of the Exchange Act that is incorporated herein by reference;

                           iii. To include any material information with respect
to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B.       Filings Incorporating Subsequent Exchange Act Documents By
                  Reference.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C.       Filing Of Registration Statement On Form S-8

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, InKine certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Blue Bell, Pennsylvania, on November 14, 2000.

                                    InKine Pharmaceutical Company, Inc.

                                    By:      /s/ Leonard S. Jacob, M.D., Ph.D.
                                             ---------------------------------
                                             Leonard S. Jacob, M.D., Ph.D.
                                             Chairman of the Board and
                                             Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Leonard S. Jacob and Robert F. Apple, or either of them, his true and lawful attorneys-in-fact, with power of substitution and resubstitution, to execute in the name of such person, in his capacity as a director or officer of InKine Pharmaceutical Company, Inc., any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or his substitute, may do or cause to be done by virtue hereof.

                              NOTICE TO SIGNATORIES

         The purpose of this Power of Attorney is to give Leonard S. Jacob, M.D., Ph.D. and Robert F. Apple (each an "Agent" and together, the "Agents") the power to execute certain documents related to this Registration Statement on your behalf.

         This Power of Attorney does not impose a duty on the Agents to exercise granted powers, but when powers are exercised, they must use due care to act for your benefit and in accordance with this Power of Attorney.

         Agents may exercise the powers given here for the period during which this registration statement is effective, even after you become incapacitated, unless you expressly limit the duration of these powers or you revoke these powers or a court acting on your behalf terminates the Agents' authority. A court can take away the powers of the Agents if it finds the Agents are not acting properly.

         The powers and duties of an agent under a Power of Attorney are explained more fully in 20 Pa. C.S. Ch. 56.

         If there is anything about this form that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

         By signing below you are attesting that you have read or had explained to you the above Notice and you understand its contents.


              Signature                            Title                              Date
              ---------                            -----                              ----
/s/ Leonard S. Jacob, M.D., Ph.D.       Chairman of the Board,                      November 14, 2000
---------------------------------       Chief Executive Officer and Director
Leonard S. Jacob, M.D., Ph.D.           (Principal Executive Officer)


/s/  Robert F. Apple                    Senior Vice President, and Chief            November 14, 2000
--------------------                    Financial Officer
Robert F. Apple                         (Principal Financial and
                                        Accounting Officer)


/s/  J.R. LeShufy                       Director                                    November 14, 2000
-----------------
J.R. LeShufy

/s/  Steven B. Ratoff                   Director                                    November 14, 2000
---------------------
Steven Ratoff

/s/  Thomas P. Stagnaro                 Director                                    November 14, 2000
-----------------------
Thomas P. Stagnaro

/s/  Robert A. Vukovich, Ph.D.          Director                                    November 14, 2000
------------------------------
Robert A. Vukovich, Ph.D.

/s/  Jerry A. Weisbach, Ph.D.           Director                                    November 14, 2000
-----------------------------
Jerry A. Weisbach, Ph.D.

                            ACKNOWLEDGEMENT OF AGENT

         The undersigned have read the above Power of Attorney and acknowledge that each of them, respectively, is the person identified as the agent for the principals listed above. The undersigned hereby acknowledge that in the absence of a specific provision to the contrary in the Power of Attorney or in 20 Pa. C.S. when they, respectively, act as agent, each of them:

         (i)   shall exercise the powers for the benefit of the principal;
         (ii)  shall exercise reasonable caution and prudence; and
         (iii) shall keep a full and accurate record of all actions on behalf of the principal.


              Signature                            Title                              Date
              ---------                            -----                              ----
/s/ Leonard S. Jacob, M.D., Ph.D.       Chairman of the Board,                      November 14, 2000
---------------------------------       Chief Executive Officer and Director
Leonard S. Jacob, M.D., Ph.D.           (Principal Executive Officer)


/s/  Robert F. Apple                    Senior Vice President, and Chief            November 14, 2000
--------------------                    Financial Officer
Robert F. Apple                         (Principal Financial and
                                        Accounting Officer)



                                  EXHIBIT INDEX

 Exhibit
 Number                          Name of Document
--------------------------------------------------------------------------------

    5      Opinion of Saul Ewing LLP

   23.1    Consent of KPMG LLP, independent auditors

   23.2    Consent of Saul Ewing LLP (contained in Exhibit No. 5)

   24      Power of Attorney (included on signature page of the Registration
           Statement)